UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
April 20, 2008

PACKETEER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34017	77-0420107

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
10201 NORTH DE ANZA BLVD.
CUPERTINO, CALIFORNIA 95014
Registrant’s telephone number, including area code: (408) 873-4400
(Address and telephone number of registrant’s principal executive offices)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Definitive Agreements
Item 3.03 Material Modification to Rights of Security Holders
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Item 1.01 Material Definitive Agreements
     Merger Agreement
     On April 20, 2008, Blue Coat Systems, Inc., a Delaware corporation (“Blue Coat”), Packeteer, Inc., a Delaware corporation (“Packeteer”) and Cooper Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Blue Coat (“Merger Subsidiary”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, subject to the satisfaction or waiver of the conditions therein, Blue Coat will acquire Packeteer, a provider of WAN optimization and WAN traffic prioritization technologies, for $7.10 per share, or approximately $268 million.
     The acquisition will be effected by a tender offer for all of the outstanding shares of Packeteer, followed by a merger of Packeteer with Merger Subsidiary that will result in Packeteer becoming a wholly-owned subsidiary of Blue Coat. Blue Coat expects to commence the tender offer promptly, and the merger is currently expected to be completed in the second calendar quarter of 2008.
     The closing of the tender offer and the completion of the merger are subject to customary closing conditions, including, among others, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. In addition, Blue Coat’s acceptance of the tendered shares is subject to Blue Coat’s ownership, following such acceptance, of at least a majority of all then-outstanding shares of Packeteer common stock. Neither the closing of the tender offer, nor the completion of the merger is subject to any financing condition.
     The Merger Agreement contains certain termination rights of Blue Coat and Packeteer and provides that, upon the termination of the Merger Agreement under specified circumstances, Packeteer will be required to pay Blue Coat a termination fee of $6.0 million.
     All of the directors and executive officers of Packeteer have agreed to tender their shares in connection with the tender offer, pursuant to a Tender and Support Agreement (the “Tender and Support Agreement”) dated April 20, 2008 entered into with Blue Coat and Merger Subsidiary.
     The Merger Agreement and the Tender and Support Agreement have been filed as exhibits 99.1 and 99.2 to this Form 8-K to provide you with information regarding the terms of the agreements and are not intended to modify or supplement any factual disclosures about Blue Coat or Packeteer in their respective public reports filed with the SEC. In particular, the Merger Agreement and the Tender and Support Agreement are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Blue Coat and Packeteer. The representations and warranties have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to close the tender offer if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocates risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders. The foregoing description of the Merger Agreement and the Tender and Support Agreement does not purport to be complete, and is qualified in its entirety by reference to such agreements, copies of which are filed, respectively, as Exhibit 99.1 and Exhibit 99.2 hereto and are incorporated herein by reference.
     Amendment to Rights Agreement
     On April 20, 2008, in connection with the Merger Agreement, Amendment No. 1 (“Amendment No. 1”) to the Rights Agreement, dated as of April 1, 2008, between Packeteer and Computershare Trust Company, N.A., as rights agent (the “Rights Agreement”), was executed. Amendment No. 1 provides, among other things, that Paragraph 7(a) of the Rights Agreement is amended to revise the definition of expiration date, so that as amended the Rights (as such term is defined in the Rights Agreement) will expire on the earlier of (i) March 31, 2009 , (ii) redemption or exchange by Packeteer, or (iii) immediately prior to the acceptance of the shares for payment by Blue Coat in the tender offer under the Merger Agreement.
     In addition, Amendment No. 1 added a new provision, pursuant to which (1) no Distribution Date, Stock Acquisition Date, Flip-In Event, Flip-Over Event or Triggering Event (as such terms are defined in the Rights Agreement) shall be deemed to have occurred, neither Blue Coat nor any Affiliate or Associate (as such terms are defined in the Rights Agreement) of Blue Coat or Merger Sub shall be deemed to have become an Acquiring Person (as such term is defined in the Rights Agreement) and no holder of Rights shall be entitled to exercise such Rights solely by reason of the announcement, commencement or consummation of the transactions contemplated pursuant to the Merger Agreement or the Tender and Support Agreement, or the approval or execution of those agreements,and (2) neither Blue Coat, Merger Sub nor any Affiliate or Associate of Blue Coat and/or Merger Sub shall be deemed the Beneficial Owner (as such term is defined in the Rights Agreement), of any of shares of Packeteer Common Stock solely as a result of such events, provided that if any Affiliate or Associate of Blue Coat or any of its Subsidiaries becomes the beneficial owner of more that 5% of the outstanding shares of Common Stock of Packeteer other than by reason of such exempt transactions, these provisions would not be applicable to such Affiliate or Associate.
     The Rights Agreement was previously filed as Exhibit 4.1 to Packeteer’s 8-K filed with the Securities and Exchange Commission (the “Commission”) on April 3, 2008. Amendment No. 1 is filed as Exhibit 99.3 to this Form 8-K and is incorporated herein by reference. The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to such exhibit.
Item 3.03. Material Modification to Rights of Security Holders
     See the description of Amendment No. 1 to Rights Agreement under Item 1.01.

IMPORTANT NOTICE:
This Current Report on Form 8-K is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any of Packeteer’s equity securities (“Shares”). The offer described herein (the “Offer”) has not yet been commenced. On the commencement date of the Offer, an offer to purchase, a letter of transmittal and related documents will be filed with the SEC, mailed to record holders of the Shares and made available for distribution to beneficial owners of the Shares. The solicitation of offers to buy Shares will only be made pursuant to the offer to purchase, the letter of transmittal and related documents. When they are available, stockholders should read those materials carefully because they will contain important information, including the various terms of, and conditions to, the Offer. When they are available, stockholders will be able to obtain the offer to purchase, the letter of transmittal and related documents without charge from the SEC’s Website at www.sec.gov. Stockholders are urged to read carefully those materials when they become available prior to making any decisions with respect to the Offer.
Packeteer will file a solicitation/recommendation statement with the SEC in connection with the Offer and, if required, will file a proxy statement or information statement with the SEC in connection with the second-step merger (the “Merger”) following the Offer. The holders of Shares are strongly advised to read these documents if and when they become available because they will contain important information about the Offer and the Merger. Packeteer’s stockholders will be able to obtain a free copy of the solicitation/recommendation statement and the proxy statement or information statement as well as other filings containing information about Packeteer, the Offer and the Merger, if and when available, without charge, at the SEC’s Website at www.sec.gov. In addition, copies of the solicitation/recommendation statement, the proxy statement or information statement and other filings containing information about Packeteer, the Offer and the Merger may be obtained, if and when available, without charge, by directing a request to Packeteer, Inc., Attention: Chief Financial Officer, 10201 North De Anza Blvd., Cupertino, California 95014, Telephone No. (408) 873-4400.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

99.1	Agreement and Plan of Merger dated as of April 20, 2008, among Packeteer, Inc., Blue Coat Systems, Inc., and Cooper Acquisition, Inc.

99.2	Tender and Support Agreement dated as of April 20, 2008, among Blue Coat Systems, Inc., Cooper Acquisition, Inc., and each individual listed on Annex I, each an owner of shares of common stock of Packeteer, Inc.

99.3	Amendment No. 1 to Rights Agreement between Packeteer, Inc. and Computershare Trust Company, N.A. dated April 20, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Packeteer, Inc.

Date: April 22, 2008	By:	/s/ Dave Côté

	Name:	Dave Côté
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Agreement and Plan of Merger dated as of April 20, 2008, among Packeteer, Inc., Blue Coat Systems, Inc., and Cooper Acquisition, Inc.

99.2	Tender and Support Agreement dated as of April 20, 2008, among Blue Coat Systems, Inc., Cooper Acquisition, Inc., and each individual listed on Annex I, each an owner of shares of common stock of Packeteer, Inc.

99.3	Amendment No. 1 to Rights Agreement between Packeteer, Inc. and Computershare Trust Company, N.A. dated April 20, 2008.